INDEPENDENT AUDITORS' CONSENT




Board of Directors and Stockholders of
LCS Industries, Inc.
Clifton, New Jersey

We consent to the incorporation by reference in Registration Statements No. 33-12508, No. 33- 122552, No. 33-83058, No. 33-90036 and No. 33-59935 of LCS
Industries, Inc. on Forms S-8, S-3, S-8, S-8 and S-3, respectively, of our report dated November 4, 1997, November 28, 1997 as to Note 13, appearing in this Annual Report on Form 10-K of LCS Industries, Inc. for the year ended September 30, 1997.



/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Parsippany, New Jersey


December 16, 1997